Exhibit 99.2

Citigroup Inc.
EUR 2,000,000,000 6.40% Fixed Rate Senior Notes due 2013
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount:	EUR 2,000,000,000
4.	Issue Price:	99.634% of the Aggregate Nominal Amount
5.	(i) Specified Denominations:	EUR 50,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 99,000.
	(ii) Calculation Amount	EUR 1,000
6.	Issue Date:	27th March 2008
7.	Maturity Date:	27th March 2013
8.	Interest Basis:	The Notes will bear interest annually in arrears at a fixed rate of interest from and including 27 March 2008 to but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	6.40% per annum payable annually in arrears
	(ii) Interest Payment Dates:	27 March in each year from and including 27 March 2009 to and including 27 March 2013, as adjusted in accordance with the Modified Following Business Day Convention.
	(iii) Fixed Coupon Amount:	EUR 64 per Calculation Amount
	(iv) Day Count Fraction:	Actual/Actual (ICMA) (unadjusted)
	(v) Business Days:	TARGET and London
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default or other early redemption
GENERAL PROVISIONS
14.	Form of Notes:	Bearer Notes
15.	New Global Note Form	Yes
DISTRIBUTION
16.	TEFRA:	The D Rules are applicable
20. Listing:	Luxembourg

OPERATIONAL INFORMATION

ISIN Code:	XS0354858564
Common Code:	035485856
New Global Note intended to be held in a manner which would allow Eurosystem eligibility:	Yes